EXHIBIT 10(xvi)


                                 AMENDMENT NO. 1
                                     TO THE
                         KULICKE & SOFFA INDUSTRIES INC.
                      OFFICERS' DEFERRED COMPENSATION PLAN

     WHEREAS, Kulicke & Soffa Industries Inc. (the "Company") established the Kulicke & Soffa Industries Inc. Officers' Deferred Compensation Plan (the "Plan") effective October 1, 1994 for the benefit of its eligible officers; and

     WHEREAS, the Company desires to amend the Plan, with the consent of the participants therein, to revise the definition of "Special Circumstance":

     NOW THEREFORE, effective September 18, 1998, Section 1.24 of the Plan is hereby amended to read as follows:

          1.24 Special Circumstance means the reporting by K&S of consolidated losses equal to or in excess of $50,000,000, over a measuring period not exceeding two fiscal years of K&S (beginning with a fiscal year in which a loss for the year is reported). A Special Circumstance shall be deemed to occur on the date on which K&S makes an announcement of quarterly or annual earnings showing consolidated losses, which together with losses reported previously during the measuring period, equal or exceed such $50,000,000 amount.

          IN WITNESS WHEREOF, the Company has caused this Amendment No. 1 to be executed by its duly authorized officers this 18th day of September 1998.


[CORPORATE SEAL]                    KULICKE & SOFFA INDUSTRIES INC.


Attest:___________________          By:____________________________